Shareholder Meeting

	A separate shareholders meeting was held on Tuesday, December 23, 2004, for the shareholders of the Trust's predecessor pursuant to a Proxy Statement On Schedule 14A, dated October 29, 2004, and mailed to the shareholders of the Trust's predecessor on or around November 5, 2004.

Two Proposals: The purpose of the
December 23, 2004 meetings was to allow the shareholders of the Trust's predecessor to vote on:

i. Proposal One:      The election of  the Trust's
predecessor's Board of Trustees; and

ii. Proposal Two: The approval of an
"Agreement and Plan of Reorganization" that provided for the reorganization of the Trust from an Ohio business trust into a Delaware statutory trust.

Proposal One:  As set forth in the
October 29, 2004 Proxy Statement, the nominees for election as Trustees of the Trust,s predecessor were:
Charles E. Allen, Michael J. Baresich,
Paula H.J. Cholmondeley, C. Brent DeVore,
Phyllis Kay Dryden, Robert M. Duncan,
Barbara L. Hennigar, Paul J. Hondros,
Barbara I Jacobs, Thomas J. Kerr IV,
Douglas F. Kridler, Michael D. McCarthy,
Arden L. Shisler, and David C. Wetmore.

Proposal Two:    As specifically set forth in the
October 29, 2004 Proxy Statement, the
Reorganization proposal requested the shareholders of the Trust's predecessor to approve the proposed
"Agreement and Plan of Reorganization" of the Trust's predecessor (on behalf of each of the Trust's
Funds) with and into a new Delaware-domiciled Trust, whereby the Funds of the new Delaware Trust would acquire all of the assets of the corresponding
Funds of the Trust's predecessor subject to the liabilities, expenses, costs, charges, and reserves of the corresponding Funds of the Trust's predecessor
(contingent or otherwise), in exchange for shares of
 the acquiring Funds of the trust to be distributed pro rata by the Trust to the holders of the shares of the Funds of the trust's predecessor, in a complete liquidation of the Trust's predecessor.



GMF Voting Results:

The shareholders of the Trust's predecessor voted to approve both
Proposal One and Proposal Two, as follows:

Proposal One:
Election of a Board of Trustees of the Trust's Predecessor

Charles E. Allen:

FOR
1,484,045,010.745 shares	(96.963%)

WITHHOLD
46,475,965.981 shares		(3.037%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Michael J. Baresich:

FOR
1,479,546,876.136 shares	(96.669%)

WITHHOLD
50,974,100.590 shares		(3.331%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Paula H.J. Cholmondeley:

FOR
1,483,986,754.474 shares	(96.960%)

WITHHOLD
46,534,222.252 shares		(3.040%)

TOTAL
1,530,520,976.726 shares	(100.000%)







C. Brent DeVore:

FOR
1,483,232,555.715 shares	(96.910%)

WITHHOLD
47,288,421.011 shares		(3.090%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Phyllis Kay Dryden:

FOR
1,483,461,670.269 shares	(96.925%)

WITHHOLD
47,059,306.457 shares		(3.075%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Robert M. Duncan:

FOR
1,478,518,553.740 shares	(96.602%)

WITHHOLD
52,002,422.986 shares		(3.398%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Barbara L. Hennigar:

FOR
1,483,932,926.673 shares	(96.956%)

WITHHOLD
46,588,050.053 shares		(3.044%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Paul J. Hondros:

FOR
1,483,799,576.741 shares	(96.947%)

WITHHOLD
46,721,399.985 shares		(3.053%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Barbara I. Jacobs:

FOR
1,482,757,593.191 shares	(96.879%)

WITHHOLD
47,763,383.535 shares		(3.121%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Thomas J. Kerr IV:

FOR
1,477,143,243.388 shares	(96.512%)

WITHHOLD
53,377,733.338 shares		(3.488%)

TOTAL
1,530,520,976.726 shares	(100.000%)

	Douglas F. Kridler:

FOR
1,484,100,191.103 shares	(96.967%)

WITHHOLD
46,420,785.623 shares		(3.033%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Michael D. McCarthy:

FOR
1,483,352,898.255 shares	(96.918%)

WITHHOLD
47,168,078.471 shares		(3.082%)

TOTAL
1,530,520,976.726 shares	(100.000%)

Arden L. Shisler:

FOR
1,483,661,174.441 shares	(96.938%)

WITHHOLD
46,859,802.285 shares		(3.062%)

TOTAL
1,530,520,976.726 shares	(100.000%)

David C. Wetmore:

FOR
1,484,021,388.615 shares	(96.962%)

WITHHOLD
46,499,588.111 shares		(3.038%)

TOTAL
1,530,520,976.726 shares	(100.000%)








Proposal 2:	Approval of the Agreement and
Plan of Reorganization of
Gartmore Mutual Funds:

FOR
1,338,850,729.743 shares	(87.477%)

AGAINST
48,927,279.322 shares		(3.197%)

ABSTAIN
86,596,336.653 shares		(5.658%)

BROKER NON-VOTES
56,146,631.008 shares		(3.668%)

TOTAL
1,530,520,976.726 shares	(100.000%)